UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MarineMax, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MARINEMAX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 28, 2008

An Annual Meeting of Stockholders of MarineMax, Inc., a Delaware corporation, will be held at 8:00 a.m., local time, on Thursday, February 28, 2008, at 18167 U.S. 19 North, Suite 300, Clearwater, Florida for the following purposes:

1. To elect one director to serve for a three-year term expiring in 2011.

2. To approve our 2008 Employee Stock Purchase Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on January 4, 2008 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the accompanying proxy as promptly as possible. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Michael H. McLamb
Secretary

Clearwater, Florida
January 15, 2008

PROXY STATEMENT VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS AND RELATIONSHIPS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL TO APPROVE OUR 2008 EMPLOYEE STOCK PURCHASE PLAN
NEW PLAN BENEFITS MARINEMAX, INC. EMPLOYEE STOCK PURCHASE PLAN
REPORT OF THE AUDIT COMMITTEE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
INDEPENDENT AUDITORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

MARINEMAX, INC.
18167 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33764

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of MarineMax, Inc., a Delaware corporation, by our board of directors for use at our Annual Meeting of Stockholders to be held at 8:00 a.m. on Thursday, February 28, 2008, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at 18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida.

These proxy solicitation materials were first distributed on or about January 15, 2008 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on January 4, 2008 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 18,358,478 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of the votes properly cast in person or by proxy will be required to elect directors and the affirmative vote of a majority of the shares present in person or by proxy will be required to approve our 2008 Employee Stock Purchase Plan.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of nominee set forth in this proxy statement and “for” the approval of our 2008 Employee Stock Purchase Plan.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2007 Annual Report on Form 10-K, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a printed copy of our annual report on Form 10-K for the fiscal year ended September 30, 2007 as filed with the Securities and Exchange Commission to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our board of directors. Presently, the number of directors is fixed at seven and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. The board of directors has nominated Michael H. McLamb for election as a Class I director for a three-year term expiring in 2011 or until his respective successor has been elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above. Mr. McLamb currently is a director of our company. In the event that the nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. It is not expected that the nominee will be unable or will decline to serve as a director.

The board of directors recommends a vote “for” the nominee named herein.

The following table sets forth certain information regarding our directors.

Name	Age	Position

William H. McGill Jr.	64	Chairman of the Board, President, Chief Executive Officer, and Director
Michael H. McLamb	42	Executive Vice President, Chief Financial Officer, Secretary and Director
Hilliard M. Eure III	71	Director(2) (3)
John B. Furman	63	Director(1) (2)
Robert S. Kant	63	Director
Joseph A. Watters	66	Director(1) (3)
Dean S. Woodman	79	Director(1) (2) (3)

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of Nominating/Corporate Governance Committee

William H. McGill Jr. has served as the Chief Executive Officer of our company since January 1998 and as the Chairman of the Board and as a director of our company since March 1998. Mr. McGill served as President of our company from January 1998 until September 2000 and re-assumed that position in July 2002. Mr. McGill was the principal owner and president of Gulfwind USA, Inc., from 1973 until its merger with our company in March 1998.

Michael H. McLamb has served as Executive Vice President of our company since October 2002, as Chief Financial Officer since January 1998, as Secretary since April 1998, and as a director since November 2003. Mr. McLamb served as Vice President and Treasurer of our company from January 1998 until October 2002. Mr. McLamb, a certified public accountant, was employed by Arthur Andersen LLP from December 1987 to December 1997, serving most recently as a senior manager.

Hilliard M. Eure, III has served as a director of our company since December 2004. Mr. Eure was a member of the Board of Directors, Executive Committee, Audit Committee, and Chairman of the Board of Directors of WEDU, a public broadcasting station in west central Florida, from January 1991 through December 2001. Mr. Eure was the Managing Partner of the Tampa Bay office of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.) from July 1977 until June 1993, an Audit Partner and Southeast Regional Recruiting Coordinator in the Atlanta office of KPMG from July 1976 until June 1977, and an Audit Partner in the Greensboro, North Carolina office of KPMG from July 1968 until June 1976. Mr. Eure has been a director of WCI Communities, Inc., a New York Stock Exchange-listed home builder, since 2003.

John B. Furman has served as a director of our company since February 2003. Mr. Furman is a consultant to public and private companies, specializing in product commercialization, business transactions, and financial restructurings. Mr. Furman served as President and Chief Executive Officer of GameTech International, Inc., a publicly traded company involved in interactive electronic bingo systems, from October 2004 until July 2005. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly held provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and he was Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977. Mr. Furman is a director of Smith & Wesson Holding Corporation, the world’s largest manufacturer of handguns, whose stock is listed on the Nasdaq Global Select Market.

Robert S. Kant has served as a director of our company since August 1998. Mr. Kant has been a principal shareholder of the law firm of Greenberg Traurig since September 1999. Prior to joining Greenberg Traurig, Mr. Kant was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, for more than 18 years.

Joseph A. Watters has served as a director of our company since October 2005. Mr. Watters has served as the Chairman of Oceania Cruises, the world’s newest cruise line, since January 2003. Mr. Watters served as President and Chief Operating Officer of Crystal Cruises from 1994 to 2001. While at Crystal Cruises, Mr. Watters was a member of the International Council of Cruise Lines’ executive committee from 1999 to 2001 and board of directors from 1994 to 2001. He was also a member of the Cruise Line International Association’s executive committee from 1995 to 1996 and management committee from 1994 to 2001. Prior to Crystal Cruises, Mr. Watters served as President and Owner of The Watters Group, President of Royal Viking Line from 1985 to 1989, and President of Princess Cruises from 1981 to 1985. Mr. Watters began his cruise line career with Princess Cruises in 1977.

Dean S. Woodman has served as a director of our company since September 1999. Since July 1999, Mr. Woodman has served as a consultant to public and private companies specializing in financial assignments, private equity and debt placements, and mergers and acquisitions. Mr. Woodman was a Managing Director of ING Barings LLC (and its predecessor Furman Selz), an international investment banking firm, from July 1989 to June 1999 and a Managing Director in the investment banking group of Hambrecht & Quist from October 1984 to March 1988. Mr. Woodman was a founding partner of Robertson Colman Stephens & Woodman in 1978 and of Woodman Kirkpatrick & Gilbreath in 1982. Previously, Mr. Woodman worked in the investment banking division of Merrill Lynch for 23 years, where he spent 16 years as director of West Coast corporate financing until 1978. Mr. Woodman serves as a director of Medallion Bank, a wholly owned subsidiary of Medallion Financial Corp., a publicly traded commercial finance company; SciClone Pharmaceuticals, Inc., a publicly traded biotechnology company; and Plan Express, Inc., a privately held provider of Web enabled reprographic and distribution services to the design and construction industry.

Classification of our Board of Directors

Our board of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Mr. McLamb is a Class I director whose term will expire at the meeting but has been nominated by our board for re-election for a three-year term expiring in 2011. Messrs. McGill, Furman, and Kant are Class II directors whose terms will expire in 2009. Messrs. Eure, Watters, and Woodman are Class III directors whose terms will expire in 2010. There are no family relationships among any of our directors or officers.

Information Relating to Corporate Governance and the Board of Directors

Our board of directors has determined, after considering all the relevant facts and circumstances, that Messrs. Eure, Furman, Watters, and Woodman are independent directors, as “independence” is defined by the listing standards of the New York Stock Exchange, because they have no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). Messrs. McGill and McLamb are employee directors, and Mr. Kant is a non-employee director.

Our board of directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee, each consisting entirely of independent directors.

Our board of directors has adopted charters for the Audit, Compensation, and Nominating/Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our board of directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.MarineMax.com, the charters of our Audit, Compensation, and Nominating/Corporate Governance Committees; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

We regularly schedule executive sessions in which non-management directors, meet without the presence or participation of management, with at least one of such sessions including only independent directors. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominating/Corporate Governance Committee.

Interested parties may communicate with our board of directors or specific members of our board of directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of MarineMax, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to assist the oversight of our board of directors of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Eure, Furman, and Woodman, each an independent director of our company under the New York Stock Exchange rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Messrs. Eure, Furman, and Woodman (whose backgrounds are detailed above) each qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

The Compensation Committee

The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the board of directors with respect to, or, as directed by the board of directors, determines and approves compensation of our other executive officers, and considers the grant of stock-based awards to our executive officers under our 2007 Incentive Compensation Plan. The Compensation Committee currently consists of Messrs. Furman, Watters, and Woodman.

The Nominating/Corporate Governance Committee

The purpose and responsibilities of the Nominating/Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the board of directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the board of directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the board of directors, and the oversight of the evaluations of the board of directors and management. The Nominating/Corporate Governance Committee currently consists of Messrs. Eure, Watters, and Woodman. The Nominating/Corporate Governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating/Corporate Governance Committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. As discussed above, the members of the Nominating/Corporate Governance Committee are independent, as that term is defined by the listing standards of the New York Stock Exchange.

Board and Committee Meetings

Our board of directors held a total of 12 meetings during the fiscal year ended September 30, 2007. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors; and (ii) the total number of meetings held by all committees of the board of directors on which such director was a member. We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the board of directors on the same day as our annual meeting of stockholders. All members of our board of directors attended the 2007 annual meeting of stockholders.

During the fiscal year ended September 30, 2007, the Audit Committee held eight meetings; the Compensation Committee held eight meetings; and the Nominating/Corporate Governance Committee held five meetings.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

Our Board of Directors has appointed a Compensation Committee, consisting of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of our other executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals.

Our compensation program for executive officers consists primarily of base salary, incentive bonuses, discretionary bonuses, and long-term incentives in the form of stock-based awards, which may include stock options, shares of restricted common stock, restricted stock units, or a combination thereof. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all of our employees. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.

Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives, with base salaries generally set at levels below those of our peer companies taking into account the possibility of the receipt by our executives of performance-based incentive bonuses. Incentive bonuses are designed to reward individuals for performance based on our company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of shares of stock-based awards also are intended to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer will be higher than that of our other executive officers assuming relatively equal achievement of performance targets.

Role of the Compensation Committee and Chief Executive Officer

At the request of our Compensation Committee, our Chief Executive Officer generally attends a portion of our Compensation Committee meetings, including meetings at which our compensation consultants are present. This enables our Compensation Committee to review with our Chief Executive Officer the corporate and individual goals that he regards as important to achieve our overall goals. Our Compensation Committee also requests our Chief Executive Officer to assess the performance of and our goals for our executives. Although the participation of the Chief Executive Officer could influence performance targets, including his own, the Compensation Committee rather than our Chief Executive Officer makes all final determinations or board recommendations regarding individual and corporate goals and targets.

The Compensation Committee reviews and recommends to the full board the compensation of our chief executive officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and recommends to our Board of Directors the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our Chief Executive Officer annually assess the performance of our other executive officers. Based on recommendations from our Chief Executive Officer and the determinations of our Compensation Committee, our Compensation Committee makes recommendations to our Board of Directors regarding the compensation of our other executive officers.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we regularly review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.

Base Salary

We set base salaries at a level sufficient to attract, retain, and motivate our executives taking into account the fact that our executives have the opportunity to receive significant incentive compensation if they are able to achieve performance goals set from time to time. As a result, our base salaries tend to be lower than those of our peer companies.

Incentive Compensation

Incentive compensation represents an important component of overall executive compensation. Our incentive compensation reflects our pay-for-performance philosophy. We establish objective performance criteria when setting performance goals for the incentive compensation program for a particular year. The performance objectives may include a wide range of factors, including pre-tax income for our consolidated company or on a regional basis, customer satisfaction index, achievement of budgeted results, market share, inventory management, earnings before interest, taxes, depreciation, and amortization, operating margin, working capital, and debt to equity ratio. The performance objectives vary on a year-to-year and executive-by-executive basis depending on the goals then deemed important for our company as a whole and for the particular executive officer. We attempt to set our performance goals at a level that can be realistically achieved, but at a level at least necessary to achieve the desired corporate goal. Our executive officers satisfied 100% of their performance goals in fiscal 2006 and 63% of their performance goals in fiscal 2007.

Grants of Stock-Based Awards

We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain a significant ownership position in our common stock. The amount of stock-based awards granted takes into account stock-based awards previously granted to an individual. See “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Deductibility of Executive Compensation

We take into account the tax effect of our compensation. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

Accounting Considerations

We account for stock-based awards in accordance with the provisions of SFAS 123R. In determining stock-based awards, we consider the potential expense of those grants under SFAS 123R and the impact on our earnings per share.

Policies for the Pricing and Timing of Stock-Based Grants

We set the price of all stock-based awards at the closing price of our stock on the New York Stock Exchange on the date of grant. We grant the stock-based compensation at regularly scheduled meetings each year. In the case of new hires, start dates are determined by the date the employee reports for service.

Employment Agreements

Each of Messrs. McGill, McLamb, and Russell is a party to an employment agreement with us, which provides for designated base salaries plus incentive compensation based on the performance of our company and the employees as determined by our Board of Directors. Each of the employment agreements provides for benefits in the event of certain changes in control of our company. These arrangements have no effect on our compensation arrangements absent a change in control. Under the respective employment agreements, a change in control at the end of our last fiscal year, the compensation costs, including SFAS 123R compensation expense associated with the acceleration of all outstanding equity based awards, would have been $8,211,691, $2,254,491, and $1,896,876, respectively, for Messrs. McGill, McLamb, and Russell, and insurance continuation costs would have been $90,000 for Mr. McGill.

Fiscal 2007 Compensation

Compensation Consultants

We engaged Sibson Consulting to assist us with the evaluation of our incentive compensation program for fiscal 2007. Sibson helped us to determine an appropriate group of peer companies. As a result of the absence of comparable direct competitors, the peer group was drawn primarily from retail and general industry companies with an emphasis on specialty retailers of luxury products, vehicle dealers, and recreational real estate companies. These peer companies consists of Asbury Automotive Group, Autonation Inc., Sotheby’s, Bluegreen Corp., Coach Inc., Finlay Enterprises Group, Automotive Inc., Carmax, Inc., Lithia Motors Inc., Vail Resorts, Polo Ralph Lauren Corp., Sonic Motors, Tiffany & Co., WCI Communities, and Zale Corp. Sibson provided us with the survey results and an analysis of our peer companies; determined our position among the peer groups; developed recommendations and guidelines for the structure of our compensation program; and reviewed the overall compensation package and advised our Compensation Committee regarding the appropriateness of our compensation program for fiscal 2007.

Base Salaries

Messrs. McGill, McLamb, and Russell received base compensation for fiscal 2007 in accordance with the base compensation levels in effect under their respective employment agreements. Messrs. Aiello and Aisquith received base compensation for 2007 in accordance with their fiscal 2007 compensation plans as recommended by the Compensation Committee and approved by the Board of Directors. In accordance with our pay-for-performance philosophy, our base compensation levels for fiscal 2007 were generally lower than those of our peer companies.

Incentive Compensation

For fiscal 2007, we established an individual compensation plan for each of Messrs. McGill, McLamb, Russell, Aiello, and Aisquith under our 2007 Executive Incentive Compensation Program. Mr. McGill’s plan provided for a pretax bonus calculated at 2.5% of the consolidated monthly pretax profit of our company plus a bonus of up to 20% of Mr. McGill’s base salary based upon three equally weighted goals: an increase in the number of our retail locations receiving designated ratings by our largest supplier, growth of consolidated pretax fiscal 2007

Mr. McLamb’s plan provided for Mr. McLamb to receive a pretax bonus calculated at 0.85% of the consolidated monthly pretax profit of our company plus a bonus of up to 20% of Mr. McLamb’s base salary based upon three equally weighted goals: the successful achievement of growth in our extended warranty income, growth of the pretax profits generated by our service, parts, accessories, finance, and insurance operations by specified amounts for fiscal 2007 compared with fiscal 2006, and achieving designated in improvements in efficiencies in our accounting and finance operations. Mr. McLamb achieved one of the three goals.

Mr. Russell’s plan provided for Mr. Russell to receive a bonus based on achieving designated increases of fiscal 2007 pretax earnings over fiscal 2006 pretax earnings plus a bonus of up to 100% of his base salary based on achieving four equally weighted goals: a specified increase in the customer satisfaction index for our customers, an increase in the number of our retail locations receiving designated ratings by our largest supplier, improvements in the performance of the Regional Presidents of our various geographic regions, and the age of new and used boat inventories. Mr. Russell achieved four of five goals and objectives.

The plan for Messrs. Aiello and Aisquith provided for each of them to receive a bonus in the event of designated increases in the pretax earnings of the respective geographic regions for which they are responsible; a designated increase in our company’s consolidated pretax earnings for fiscal 2007 over fiscal 2006; and a bonus of up to 100% of their base salaries based on achieving four equally weighted goals: a specified increase in the consumer satisfaction index for our customers in their designated territories, an increase in the number of our retail locations receiving designated ratings by our largest supplier, improvements in the performance of the store managers in designated regions, and improvements in the age of new and used boat inventories in their designated regions. Four of six goals and objectives were satisfied.

Stock-Based Awards

For fiscal 2007, our stock-based incentive compensation grants took the form of grants of restricted stock units, or RSUs. For fiscal 2007, our Board of Directors granted restricted stock units to purchase the following number of shares of common stock to the following executive officers: 63,000 shares to Mr. McGill, 27,000 shares to Mr. McLamb, 18,000 shares to Mr. Russell, 10,800 shares to Mr. Aiello, and 10,800 shares to Mr. Aisquith. The restricted stock units granted to each officer will vest one-third on each of the third, fourth, and fifth anniversaries of the date of grant. The vesting schedules are designed to encourage holders to continue in the employ of our company. The stock underlying restricted stock units is scheduled to be delivered within five months after vesting provided that the delivery date may be delayed to the extent necessary to be deductible under Section 162(m) of the Internal Revenue Code. Each officer forfeits the unvested portion, if any, of the stock options or restricted stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an applicable employment agreement. For Messrs. McGill, McLamb, and Russell, stock-based awards vest upon a change in control of our company.

CEO Compensation

During fiscal 2007, the committee evaluated the factors described above in determining the base salary and incentive compensation of William H. McGill, Jr., our Chairman, President, and Chief Executive Officer. See “Executive Compensation — Employment Agreement.” We paid Mr. McGill a base salary during fiscal 2007 of $500,000 and a bonus of $848,667 under our 2007 Executive Incentive Bonus Program.

Section 162(m)

Our compensation arrangements with any of our executive officers did not exceed the limits on deductibility under Section 162(m) during our fiscal year ended September 30, 2007.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal year ended September 30, 2007, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
Name and				Stock	Option	Plan	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Compensation(5)	Compensation(6)	Total(7)

William H. McGill, Jr.	2007	$500,000	$—	$1,152,423	$106,335	$848,667	$5,625	$2,613,050
Chairman of the Board, President, and Chief Executive Officer
Michael H. McLamb	2007	$225,000	$—	$546,378	$60,250	$280,880	$5,500	$1,118,008
Executive Vice President, Chief Financial Officer, and Secretary
Edward A. Russell	2007	$325,000	$—	$391,193	$30,300	$280,924	$5,625	$1,033,042
Vice President — Operations
Michael J. Aiello	2007	$170,000	$—	$247,941	$27,343	$135,287	$2,221	$582,792
Vice President — Northeast Regional President
Anthony M. Aisquith	2007	$170,000	$50,000	$255,114	$25,145	$142,878	$5,484	$648,621
Vice President — Central Regional President

(1)	The base salaries set forth in this column reflect salaries in effect for all of our 2007 fiscal year for each of the named officers.

(2)	No discretionary bonuses were paid for fiscal 2007, with the exception of $50,000 paid to Anthony Aisquith. Bonuses were paid pursuant to our 2007 Incentive Compensation Program.

(3)	The amounts shown in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of restricted stock unit awards determined in accordance with SFAS 123(R) and thus includes amounts from awards granted in previous years. We determine the grant date fair value of each restricted stock unit award using the closing price of our common stock on the date of grant and recognize the compensation expense over the vesting period. Each named executive officer forfeits the unvested portion, if any, of the officer’s restricted stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an employment agreement. For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(4)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123(R), and thus includes amounts from awards granted in previous years. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 15 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2007 for a discussion of the relevant assumptions used in determining the grant date fair value of our stock option awards pursuant to SFAS 123(R). Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an employment agreement. For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(5)	The amounts shown in this column constitute payments made under our fiscal 2007 Executive Incentive Bonus Program. See “Compensation Discussion and Analysis” for more information regarding our fiscal 2007 incentive compensation program.

(6)	Represents amounts paid to each named executive officer for the employer matching portion of our 401(k) plan.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended September 30, 2007.

GRANTS OF PLAN-BASED AWARDS

		All Other Stock
		Awards:
		Number of Shares	Exercise Price	Grant
	Grant	of Stock	of Option	Date Fair Value of
Name	Date	or Units(1)	Awards	Stock Awards(2)

William H. McGill, Jr	10/31/06	63,000	$28.51	$1,796,130
Michael H. McLamb	10/31/06	27,000	$28.51	$769,770
Edward A. Russell	10/31/06	18,000	$28.51	$513,180
Michael J. Aiello	10/31/06	10,800	$28.51	$307,908
Anthony M. Aisquith	10/31/06	10,800	$28.51	$307,908

(1)	These restricted stock unit awards were granted under our 1998 Incentive Stock Plan and one-third of such shares vest on each of the third, fourth, and fifth anniversaries of the date of grant. The stock underlying the restricted stock units will be delivered within five months after vesting. Each named executive officer forfeits the unvested portion, if any, of the officer’s restricted stock units if the officer’s service to our company is terminated for any reason except as may otherwise be determined by the Board of Directors or as provided in an employment agreement. For Messrs. McGill, McLamb, and Russell, the vesting on any unvested restricted stock units will accelerate and the delivery of the underlying shares will accelerate upon a change in control of our company.

(2)	Represents the calculated compensation cost for all restricted stock unit awards granted in fiscal 2007 to the named executive officers determined in accordance with SFAS 123(R). There were no forfeitures during fiscal 2007. We calculated the estimated value of each award based on the closing stock price on the date of grant.

Outstanding Equity Awards

The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers at September 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Market
					Number of	Value of
					Shares or	Shares or
					Units of	Units of
	Number of				Stock	Stock
	Securities Underlying		Option	Option	That Have	That Have
	Unexercised Options(1)		Exercise	Expiration	Not	Not
Name	Exercisable	Unexercisable	Price	Date	Vested(1)	Vested(2)

William H. McGill Jr.	3,640	—	$13.75	6/3/2008	—	—
	80,000	—	$12.50	6/3/2008	—	—
	50,000	—	$9.81	10/1/2009	—	—
	7,500	—	$7.94	9/8/2010	—	—
	37,500	—	$8.10	2/27/2011	—	—
	18,000	12,000	$7.78	11/13/2011	—	—
	16,000	24,000	$9.00	10/22/2012	—	—
	16,000	64,000	$17.80	10/30/2013	—	—
	—	—	—	—	163,000	$2,373,280
Michael H. McLamb	63,600	—	$12.50	6/3/2008	—	—
	70,000	—	$10.00	6/3/2008	—	—
	22,829	—	$9.81	10/1/2009	—	—
	5,000	—	$7.94	9/8/2010	—	—
	30,000	—	$8.10	2/27/2011	—	—
	12,000	8,000	$7.78	11/13/2011	—	—
	2,388	7,164	$9.00	10/22/2012	—	—
	9,224	13,836	$9.00	10/22/2012	—	—
	8,000	32,000	$17.80	10/30/2013	—	—
	—	—	—	—	77,000	$1,121,120
Edward A. Russell	23,365	—	$12.50	6/3/2008	—	—
	2,000	—	$9.81	10/1/2009	—	—
	4,000	—	$7.75	7/31/2010	—	—
	2,000	4,000	$7.78	11/13/2011	—	—
	4,000	12,000	$9.00	10/22/2012	—	—
	4,000	16,000	$17.80	10/30/2013	—	—
	—	—	—	—	55,000	$800,800
Michael J. Aiello	2,000	—	$9.81	10/1/2009	—	—
	2,000	—	$7.75	7/31/2010	—	—
	2,000	4,000	$7.78	11/13/2011	—	—
	2,500	7,500	$9.00	10/22/2012	—	—
	4,000	16,000	$17.80	10/30/2013	—	—
	—	—	—	—	34,800	$506,688
Anthony M. Aisquith	1,000	—	$9.81	10/1/2009	—	—
	1,000	—	$7.75	7/31/2010	—	—
	1,500	3,000	$7.78	11/13/2011	—	—
	1,500	4,500	$9.00	10/22/2012	—	—
	4,000	16,000	$17.80	10/30/2013	—	—
	—	—	—	—	35,800	$521,248

(1)	The vesting schedule for stock options is generally one-fifth on each of the third, fourth, fifth, sixth, and seventh anniversaries of the grant date. The vesting schedule for restricted stock units is generally one-third on each of the third, fourth, and fifth anniversaries of the grant date.

(2)	The market value of shares or units of stock that have not vested as reported in the table above is determined by multiplying the closing market price of our common stock on the last trading day of our last completed fiscal year of $14.56 by the number of shares or units of stock that have not vested.

Option Exercises and Vested Stock

During fiscal 2007, none of our executive officers exercised options, or held restricted stock or restricted stock units that vested during such fiscal period.

1998 Incentive Stock Plan

On April 5, 1998 and April 30, 1998, respectively, the board of directors adopted and the stockholders approved the MarineMax, Inc. 1998 Incentive Stock Plan. The 1998 Incentive Stock Plan was amended by the board of directors during May 1998 and November 2000 and our stockholders approved the November 2000 amendment during February 2001. Our board of directors further amended the 1998 Incentive Stock Plan during December 2004. The plan provides for the grant of incentive and nonqualified stock options to acquire our common stock, the direct grant of common stock, the grant of stock appreciation rights, or SARs, and the grant of other cash awards to key personnel, directors, consultants, independent contractors, and others providing valuable services to our company and our subsidiaries. We believe that the plan represents an important factor in attracting and retaining executive officers and other key employees, directors, and consultants and constitutes a significant part of our compensation program. The plan provides such individuals with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company.

The plan authorizes the issuance of a maximum amount of shares of common stock equal to the lesser of 4,000,000 shares or the sum of (1) 20% of the then-outstanding shares of common stock of our company, plus (2) the number of shares exercised with respect to any awards granted under the plan.

The maximum number of shares of stock with respect to which options or other awards may be granted to any employee (including officers) during the term of the plan may not exceed 50% of the shares of common stock covered by the plan. As of the record date, options to purchase approximately 2,781,412 shares of common stock were outstanding. Of these options, approximately 1,028,468 are vested and the remainder vest over periods ranging from one to five years. Upon the approval by our stockholders of our 2007 Incentive Compensation Plan during February 2007, any shares that were not subject to an outstanding award under the 1998 Incentive Stock Plan became available for issuance under our 2007 Incentive Compensation Plan. Accordingly, at that time we ceased making new grants under the 1998 Incentive Stock Plan.

The power to administer the plan with respect to our executive officers and directors and all persons who own 10% or more of our issued and outstanding stock rests exclusively with the board of directors or a committee consisting of two or more non-employee directors who are appointed by the board of directors. The power to administer the plan with respect to other persons rests with the board of directors or a committee designated by the board.

The plan will terminate in April 2008, and options may be granted at any time during the life of the plan. Options become exercisable at such time as may be determined by the board of directors or the plan administrator. The exercise prices of options will be determined by the board of directors or the plan administrator, but if an option is intended to be an incentive stock option, the exercise price may not be less than 100% (110% if the option is granted to a stockholder who at the time of the grant of the option owns stock possessing more than 10% of the total combined voting power of all of our classes of stock) of the fair market value of the common stock at the time of the grant.

The plan also includes an automatic grant program providing for the automatic grant of options to our non-employee directors. Under the automatic grant program, each non-employee whose election to the board of directors was proposed as of June 3, 1998 received an automatic option to acquire 10,000 shares of common stock on that date. Each subsequent newly elected non-employee member of the board of directors received initial grants and quarterly grants of options. Each initial grant will vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of grant (or the date of election to the board of directors, if later) and the next two installments 12 months and 24 months after the date of grant. Each annual grant will vest and become exercisable 12 months after the date of grant. Each automatic option will vest and become exercisable only if the optionholder has not ceased serving as a director as of such vesting date.

The exercise price per share of common stock subject to automatic options was equal to 100% of the fair market value of our common stock on the date such option is granted. Each automatic option will expire on the tenth anniversary of the date on which such automatic option was granted. In the event a non-employee director ceases to serve as a member of the board of directors or dies while serving as a director, the optionholder or the optionholder’s estate or successor by bequest or inheritance may exercise any automatic options that have vested by the time of cessation of service until the earlier of (a) 90 days after the cessation of service or (b) the expiration of the term of the automatic option. The board of directors believes that the grant of automatic options to non-employee directors is necessary to attract, retain, and motivate non-employee directors.

The plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and New York Stock Exchange requirements, we may issue any other options, warrants, or awards other than pursuant to the plan with or without stockholder approval.

2007 Incentive Compensation Plan

Our 2007 Incentive Stock Plan, the 2007 Plan, is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

The terms of the 2007 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

The total number of shares of our common stock that may be subject to awards under the 2007 Plan is equal to 1,000,000 shares, plus (i) any shares available for issuance and not subject to an award under the 1998 Plan, (ii) the number of shares with respect to which awards granted under the 2007 Plan and the 1998 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2007 Plan and the 1998 Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2007 Plan and the 1998 Plan.

The 2007 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than 50% of the total number of shares of our common stock reserved for issuance under the 2007 Plan may be granted to an individual during any fiscal year pursuant to awards granted under the 2007 Plan. The maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year.

No outstanding options may be repriced without stockholder approval (that is, we cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price). In addition, the 2007 Plan prohibits us from exchanging an outstanding option with an exercise above the then current fair market value of our common stock for cash, other awards, or other property.

In the event that a stock dividend, forward or reverse split, merger, consolidation, combination, or other similar corporate transaction or event affects our common stock, then the plan administrator will substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (1) the kind and number of shares available under the 2007 Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award, and (5) any other affected terms of awards.

In the event that a dividend or other distribution (whether in cash or other property, but excluding a stock dividend), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or our other securities or the securities of any other issuer, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of the following as the plan administrator deems appropriate: (1) the kind and number of shares available under the 2007 Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award, and (5) any other affected terms of awards.

The persons eligible to receive awards under the 2007 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 2007 Plan only to our employees, including our officers who are employees.

Our board of directors will administer the 2007 Plan unless it delegates administration of the 2007 Plan to one or more committees of our board of directors. Together, our board of directors and any committee(s) delegated to administer the 2007 Plan are referred to as the plan administrator. Subject to the terms of the 2007 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2007 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2007 Plan and all awards shall become fully vested, exercisable and all restrictions shall lapse upon a change in control that is not approved by our board of directors. In addition, the plan administrator may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason” as defined in the 2007 Plan.

To the extent we undergo a corporate transaction (as defined in the 2007 Plan), the 2007 Plan provides that outstanding awards may be assumed, substituted for, or continued in accordance with their terms. If the awards are not assumed, substituted for, or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the awards contingent on the corporate transaction. With respect to a corporate transaction which is not a change in control, awards under the 2007 Plan must be assumed, continued, or substituted for.

Our board of directors may amend, alter, suspend, discontinue, or terminate the 2007 Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our board of directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. Unless earlier terminated by our board of directors, the 2007 Plan will terminate on the earlier of (1) ten years after the later of (a) the adoption by our board of directors of the 2007 Plan and (b) the approval of an increase in the number of shares reserved under the 2007 Plan by our board of directors (contingent upon such increase being approved by our stockholders) and (2) such time as no shares of our common stock remain available for issuance under the 2007 Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 2007 Plan. Amendments to the 2007 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

Employee Stock Purchase Plan

On April 5, 1998 and April 30, 1998, respectively, the board of directors adopted and the stockholders approved the MarineMax, Inc. 1998 Employee Stock Purchase Plan, which is designed to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code and is intended to offer financial incentives for employees to purchase our common stock. Our board of directors further amended the 1998 Employee Stock Purchase Plan during December 2004. The stock purchase plan is administered by a committee of the board of directors.

The stock purchase plan provides for the issuance of up to 750,000 shares of common stock. The stock purchase plan is available to all regular, full-time employees of our company (other than any employees who own more than 5% of our outstanding common stock) who have completed at least one year of continuous service.

The stock purchase plan provides for implementation of up to 10 annual offerings beginning on the first day of October in the years 1998 through 2007, with each offering terminating on September 30 of the following year. Each annual offering may be divided into two six-month offerings. For each offering, the purchase price per share will be the lower of (i) 85% of the closing price of the common stock on the first day of the offering period, or (ii) 85% of the closing price of the common stock on the last day of the offering period. The purchase price is paid through periodic payroll deductions not to exceed 10% of the participant’s earnings during each offering period. However, no participant may purchase more than $25,000 worth of common stock annually.

Our Board of Directors has adopted the 2008 Employee Stock Purchase Plan, subject to approval by the stockholders at the meeting. See “Proposal to Approve Our 2008 Employee Stock Purchase Plan.”

Employment Agreements

On June 7, 2006, we entered into an employment agreement with each of William H. McGill Jr., Michael H. McLamb, and Edward A. Russell. The employment agreements provide for a base salary of $500,000 for Mr. McGill, $225,000 for Mr. McLamb, and $200,000 for Mr. Russell. Each employment agreement provides for a bonus or other incentive compensation based upon the performance of our company and the executive and such other factors as determined to be relevant by our board of directors or compensation committee. In connection with their employment, each of the executives may also receive options to purchase common stock or other stock-based compensation. Each employment agreement also provides vacation benefits, reimbursement for business expenses, and the right to participate in company-wide benefits, including insurance, pension, retirement, and other plans and programs as are available to our executive officers. Each employment agreement contains a covenant not to compete with our company or solicit our employees or customers for a period equal to the greater of two years immediately following termination of employment or the period during which severance payments are being made, subject to certain exceptions.

We and the executive may each terminate the executive’s employment at any time. If we terminate any of the executives without “good cause” or any of them terminates his employment with “good reason” or upon a “change in control” of our company that is not approved by at least two-thirds of our directors or does not provide the executive with the same position he had with us immediately prior to the change of control, as such terms are defined in the respective agreements, the terminated executive will receive an amount equal to the average of his base salary and bonus in the two fiscal years prior to termination (in a lump sum in the event of a change in control), for a period of three years after the effective date of termination in the case of Mr. McGill and 18 months after the effective date of termination in the case of Mr. McLamb and Mr. Russell; their stock options will vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and other stock-based compensation will not be subject to forfeiture or repurchase, subject in each case to certain exceptions; and the benefits and insurance coverage will continue for three years after termination in the case of Mr. McGill.

In the event of his death, the agreement with Mr. McGill provides for a payment of $1.5 million to his estate, for a six-month continuation of health, hospitalization, and similar benefits to Mr. McGill’s dependent family members, and for all stock options to vest and be exercisable for their full term and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. In the event of the death of Mr. McLamb or Mr. Russell, the agreement provides for a payment of $550,000 to the estate of Mr. McLamb and $500,000 to the estate of Mr. Russell and for all stock options to vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions.

In the event of disability, the employment agreement of each executive provides for the payment in a lump sum of the average of his base salary and bonus in the two fiscal years prior to disability for one year and for all stock options to vest and be exercisable for up to full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. Mr. McGill’s employment agreement provides for retirement benefits if Mr. McGill retires upon his decision or our request upon reaching the age of 68 consisting of the payment to Mr. McGill for two years of an amount equal to 50% of the average of the base salary and bonus paid to him for the two fiscal years prior to retirement, medicare supplemental medical coverage for life, the continuation of life insurance benefits for a period of three years after retirement, the vesting and continuation of stock options for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and the vesting and termination of any forfeiture or repurchase provisions of other stock-based compensation. In addition, the employment agreements with Mr. McGill and Mr. McLamb provide for a gross up for any excise taxes for which they are liable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with a change of control.

Section 280G of the Internal Revenue Code may limit the deductibility for federal income tax purposes of payments made following a change in control. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be “phantom income” (i.e. income without cash) to our company. A “change in control” would include a merger or consolidation of our company, a sale of all or substantially all of our assets, under certain circumstances changes in the identity of a majority of the members of the board of directors of our company, or acquisitions of more than 20% of our common stock, subject to certain limitations.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our certificate of incorporation provides that no director of our company will be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Delaware law.

In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws. We have not indemnified our directors and officers for actions prior to March 1, 1998,the date we acquired all of the issued and outstanding capital stock of six recreational boat dealers in separate merger transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1998 and 2007 Incentive Stock Plan and the purchase of shares under our 1998 Employee Stock Purchase Plan as of September 30, 2007.

(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants,	(Excluding Securities
Plan Category	Warrants, and Rights	and Rights	Reflected in Column(a))

Equity Compensation Plans Approved by Stockholders(1)	2,156,545	$17.36	1,337,701
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,156,545		1,337,701

(1)	Does not include potential increases in shares of common stock that may be issued as a result of awards under the proposed 2008 Employee Stock Purchase Plan that is subject to stockholder approval at the meeting.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Certain Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our board of directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders, as provided for under Delaware law.

Leases of Real Property from Affiliates

We lease two retail locations in Somers Point and Egg Harbor, New Jersey from MDJB Associates, LLC, a limited liability corporation of which Mr. Aiello is a 20% member. During fiscal 2007, we made lease payments under the leases in the aggregate amount of approximately $385,000.

Business Relationships

Robert S. Kant, a director of our company since August, 1998, is a principal shareholder of the law firm of Greenberg Traurig, which serves as our primary legal counsel. We paid legal fees of approximately $367,000 to that firm during fiscal 2007.

Family Relationships

W. Brett McGill, currently Midwest Regional President and previously Vice President of Information Technology, Service, and Parts, is the son of William H. McGill Jr., our Chief Executive Officer. During fiscal 2007, we paid W. Brett McGill a base salary of $140,000 and a bonus of $137,205. During fiscal 2007, we also granted to W. Brett McGill restricted stock units for 7,000 shares of common stock with a grant date fair value of $28.51 per share. W. Brett McGill is not in a reporting position to William H. McGill, and compensation decisions relating to W. Brett McGill are performed in the same manner as other employees throughout our company without input from William H. McGill.

Shannon H. Aisquith, an employee of our company, is the wife of Anthony M. Aisquith, a Vice President of our company. During fiscal 2007, we paid Mrs. Aisquith a base salary of $79,212 and a bonus of $53,293. Mrs. Aisquith is not in a reporting position to Mr. Aisquith, and compensation decisions relating to Mrs. Aisquith are performed in the same manner as other employees throughout our company without input from Mr. Aisquith.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee has reviewed and discussed with management of the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

January 4, 2008	Respectfully submitted,

John B. Furman, Chairman Joseph A. Watters Dean S. Woodman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2007, our Compensation Committee consisted of John B. Furman, Joseph A. Watters, and Dean S. Woodman. None of these committee members had any contractual or other relationships with our company during such fiscal year.

DIRECTOR COMPENSATION

Employees of our company do not receive compensation for serving as members of our board of directors. Directors who are employees of our company are eligible to receive stock options pursuant to our 2007 Incentive Compensation Plan.

Each non-employee director receives a quarterly director’s fee of $10,000, which is paid in cash, shares of common stock, or a combination of cash and shares of common stock at the election of the director. The Chairman of the Audit Committee receives an additional annual fee of $25,000 and other members receive an additional annual fee of $7,500; the Chairman of the Compensation Committee receives an additional annual fee of $17,500 and other members of the committee receives an additional annual fee of $5,000; and the Chairman of the Nominating/Corporate Governance Committee receive an additional annual fee of $10,000 and other members of the committee receive an additional annual fee of $3,000. Under our 2007 Incentive Compensation Plan, non-employee directors each receive an automatic grant of options to acquire 5,000 shares of our common stock on the date they are first elected as directors of our company. Non-employee directors also receive an automatic grant of options to purchase 2,500 shares of common stock on the last day of each fiscal quarter. Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretionary program of the 2007 Incentive Compensation Plan, however no such awards were granted during the current fiscal year. We reimburse our directors for out-of-pocket expenses incurred in attending meetings of the board of directors or committees. We also encourage our directors and their spouses, when applicable, to attend, at our cost, special corporate events with our employees, suppliers, and others when possible.

The following table sets forth the compensation paid by us to non-employee directors for the fiscal year ended September 30, 2007. Messrs. McGill and McLamb do not receive any compensation for service on our Board of Directors.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in	Option
Name	Cash(1)	Awards(2)	Total

Hilliard M. Eure III	$40,000	$146,938	$186,938
John B. Furman	$40,000	$144,936	$184,936
Robert S. Kant	$40,000	$57,974	$97,974
Joseph A. Watters	$40,000	$125,802	$165,802
Dean S. Woodman	$40,000	$173,923	$213,923

(1)	Messrs. Kant, Watters, Furman, and Woodman elected to receive some or all of their annual retainer in shares of our common stock.

(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes in fiscal 2007 with respect to the grant date fair value of stock option awards determined in accordance with SFAS 123(R), and thus includes amounts from awards granted in previous years. We estimated the grant date fair value of each stock option award on the date of grant using the Black-Scholes option pricing model and recognize the compensation expense over the vesting period. See Note 9 to the Consolidated Financial Statements included in our Form 10-K for the year ended September 30, 2007 for a discussion of the relevant assumptions used in determining grant date fair value of our stock option awards pursuant to SFAS 123(R). Each board member forfeits the unvested portion, if any, of the board member’s stock options if the board member’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors as the administrator of our 2007 Incentive Compensation Plan. For further information on these awards, see the Grants of Plan-Based Awards table in the “Executive Compensation” section of this proxy statement. There were no forfeitures of stock options by any directors in fiscal 2007. The grant date fair value of the stock options granted during fiscal 2007 was $14.08, $12.50, $10.95, and $7.82 on December 31, 2006, March 31, 2007, June 30, 2007, and September 30, 2007, respectively. The vesting schedule for stock option awards is generally 100% on the first anniversary of the grant date.

PROPOSAL TO APPROVE OUR 2008 EMPLOYEE STOCK PURCHASE PLAN

During 1998, we adopted and our stockholders approved the 1998 Employee Stock Purchase Plan, or 1998 ESPP, which will expire in 2008, which provided for the issuance of up to 750,000 shares of common stock. The 1998 ESPP has proven to be an important factor in attracting and retaining executive officers and other key employees and has constituted a significant part of our compensation program. In that the 1998 ESPP will expire in 2008, our Board of Directors adopted the 2008 Employee Stock Purchase Plan, or 2008 ESPP, subject to stockholder approval at the meeting. The 2008 ESPP is substantially similar to the 1998 ESPP. The full text of the 2008 ESPP is included as Appendix A to this proxy statement.

We have adopted the 2008 ESPP, which is designed to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code and is intended to offer financial incentives for employees to purchase our common stock. The 2008 ESPP is administered by a committee of the board of directors.

We believe that the 2008 ESPP represents an important factor in attracting and retaining executive officers and other key employees and constitutes a significant part of our compensation program. The plan provides such individuals with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company. Our board of directors recommends a vote “for” approval of the 2008 ESPP.

General Terms of the 2008 ESPP; Shares Available For Issuance

The 2008 ESPP is intended to provide a method whereby our employees will have an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions. We intend to have the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The 2008 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive offering periods. Employees may purchase shares of common stock pursuant to the 2008 ESPP at a purchase price equal to the lower of (i) 85% of the closing price of our common stock on the first day of the offering period, or (ii) 85% of the closing price of our common stock on the last day of the applicable offering period.

Subject to adjustment upon changes in capitalization of our company, the number of shares of common stock that may be issued under the 2008 ESPP will be 500,000 shares plus the number of shares reserved for issuance under the 1998 ESPP that are not purchased as of the expiration of the 1998 ESPP. If any change is made in the stock subject to the 2008 ESPP or subject to any outstanding options under the 2008 ESPP (through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), appropriate and proportionate adjustments may be made by the Plan Committee (as defined below) in the number and type of shares of common stock that are subject to purchase under outstanding options and to the option price applicable to such outstanding options.

Eligibility and Administration

An employee who has completed one year of service with our company will be eligible to participate in the 2008 ESPP. An employee may not participate in the 2008 ESPP if (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the 2008 ESPP, possessing 5% or more of the total combined voting power or value of our common stock, or (ii) participation in the 2008 ESPP would permit such employee’s rights to purchase common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of the common stock for each calendar year in which such option is outstanding.

Our Board of Directors will appoint a committee consisting of at least two members of the Board of Directors to administer the 2008 ESPP, or the Plan Committee. The Plan Committee will have the authority to (a) interpret and construe any provision of the 2008 ESPP, (b) adopt rules and regulations for administering the 2008 ESPP, and (c) make all other determinations deemed necessary or advisable for administering the 2008 ESPP. The Plan Committee may delegate its authority as it deems necessary or appropriate.

Offering Periods and Employee Participation

During the first year of the 2008 ESPP, there will be an offering period commencing on October 1, 2008 and ending on September 30, 2009. Each annual offering may, in the discretion of the Plan Committee, be divided into two six-month offerings commencing on October 1 and April 1, respectively, and terminating six months thereafter (March 31 or September 30, as the case may be).

At the time an employee becomes a participant in the 2008 ESPP, the employee may elect payroll deductions of up to 10% of such employee’s compensation for each pay period during an offering. For purposes of the 2008 ESPP, compensation consists of regular gross cash compensation paid by us to employees that participate in the 2008 ESPP. Participants may not reduce or increase future payroll deductions during an offering period. All payroll deductions made by each participant will be credited to an account set up for that participant under the 2008 ESPP. The Plan Committee may, prior to the beginning of an offering period, limit the percentage of compensation that an employee may contribute to his or her account.

Grants and Exercises of Options

On the commencement date of each offering period, a participant will be deemed to have been granted an option to purchase a number of shares of common stock determined by dividing (i) the amount of such participant’s payroll deductions accumulated during the offering period by (ii) an amount equal to the lower of (a) 85% of the closing price of our common stock at the beginning of the offering period, or (b) 85% of the closing price of our common stock at the end of the offering period. The participant’s option will be deemed to have been exercised automatically on the last day of the offering period. A participant will have no interest in shares of common stock covered by the participant’s option until such option has been exercised.

Participation in the 2008 ESPP

Participation in the 2008 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2008 ESPP are not determinable. The following table sets forth certain information regarding shares purchased under the 1998 ESPP during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the 1998 ESPP for each of the officers listed, for all current executive officers as a group, and for all other employees who participated in the 1998 ESPP as a group. Non-employee members of the board of directors are not eligible to participate in the 1998 ESPP or the 2008 ESPP.

NEW PLAN BENEFITS
MARINEMAX, INC.
EMPLOYEE STOCK PURCHASE PLAN

	Number of Shares
Name and Position	Purchased		Dollar Value

William H. McGill Jr.	—	(1)	$—
Michael H. McLamb	1,033		$10,001
Michael J. Aiello	1,095		$6,311
Anthony M. Aisquith	510	(2)	$7,103	(2)
Edward A. Russell	924		$5,195
All current executive officers as a group	3,501		$41,154
Non-executive director group	—		$—
Non-executive officer employee group	74,343		$711,755

(1)	William H. McGill beneficially owns more than 5% of our common stock, and therefore he is not eligible to participate in the 1998 ESPP or the 2008 ESPP.

(2)	Includes 510 shares purchased under the 1998 ESPP and a value of $7,103 in payroll deductions accumulated at the end of the last fiscal year by Shannon H. Aisquith, the wife of Mr. Aisquith, who is also employed by our company.

Withdrawal; Termination; Leave Of Absence

A participant in the 2008 ESPP may withdraw all of the payroll deductions credited to such participant’s account under the 2008 ESPP by giving us written notice at any time prior to the last five days of an offering period. If a participant withdraws from an offering period, he or she may not participate in that offering but may participate in any succeeding offering under the 2008 ESPP or in any similar plan that we may adopt.

Upon termination of a participant’s employment for any reason, other than death or permanent disability (as defined in the Internal Revenue Code), the payroll deductions credited to such participant’s account will be returned to the participant. If the participant’s employment terminates due to death or permanent disability, the participant or the participant’s beneficiary will have the right to elect (i) to withdraw all of the payroll deductions credited to the participant’s account under the 2008 ESPP, or (ii) to exercise the participant’s option on the next offering termination date and purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable option price. Any excess in the participant’s account will be returned to the participant or his or her beneficiary, without interest. In the event that we receive no notice of election from the participant or his or her beneficiary, the participant or his or her beneficiary will be deemed to have elected to exercise the participant’s option.

A participant on leave of absence will be deemed to be an employee during the first 90 days of the leave of absence and may continue to be a participant in the 2008 ESPP during that 90-day period. A participant who has been on leave of absence for more than 90 days will be deemed to have been terminated as an employee and will not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Unless a participant on leave of absence returns to regular full time or part time employment with our company at the earlier of (i) the termination of such leave of absence, or (ii) three months after the 90th day of such leave of absence, the participant’s participation in the 2008 ESPP will terminate on the earlier of those dates.

Transferability

Neither the payroll deductions credited to a participant’s account nor any rights with respect to an option granted under the 2008 ESPP may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in the 2008 ESPP.

Duration and Modification

The 2008 ESPP will remain in effect until December 31, 2018. The Board of Directors will have complete authority to terminate or amend the 2008 ESPP, except that the Board of Directors may not, without the approval of our stockholders, (a) increase the maximum number of shares of common stock that may be issued under the 2008 ESPP, or (b) amend the requirements as to the class of employees eligible to purchase common stock under the 2008 ESPP.

Federal Income Tax Consequences

The 2008 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2008 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the 2008 ESPP.

Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

Ratification by Stockholders of the 2008 ESPP

Approval of the 2008 ESPP will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy at the meeting. Upon approval of the 2008 ESPP by our stockholders, the 2008 ESPP will go into effect and our employees will be entitled to enroll for participation in the 2008 ESPP. In the event that the proposal to approve the 2008 ESPP is not approved by our stockholders at the meeting, the 2008 ESPP will automatically terminate to the same extent and with the same effect as though it had never been adopted; employees will not be able to purchase shares of common stock under the 2008 ESPP; any options to purchase shares of common stock under the 2008 ESPP will be terminated; and no shares of common stock will be issued under the 2008 ESPP.

REPORT OF THE AUDIT COMMITTEE

The board of directors has appointed an Audit Committee consisting of three directors. All of the members of the committee must be “independent” of our company and management, as independence is defined in applicable rules of the New York Stock Exchange and the Securities and Exchange Commission listing standards.

The purpose of the Audit Committee is to assist the oversight of our board of directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the New York Stock Exchange.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the independent auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held eight meetings during fiscal 2007.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

January 4, 2008	Hilliard M. Eure III, Chairman John B. Furman Dean S. Woodman

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended September 30, 2007, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date for (i) all directors, our Chief Executive Officer, and our other executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation,” (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent(2)

Directors and Executive Officers:
William H. McGill Jr.	1,228,550	(3)	6.6%
Michael H. McLamb	268,894	(4)	1.5%
Edward A. Russell	134,178	(5)	*
Michael J. Aiello	50,565	(6)	*
Anthony M. Aisquith	70,146	(7)	*
Hilliard M. Eure III	22,500	(8)	*
John B. Furman	47,106	(9)	*
Robert S. Kant	64,844	(10)	*
Joseph A. Watters	17,139	(11)	*
Dean S. Woodman	73,644	(12)	*
All directors and executive officers as a group (includes 12 current executive officers and directors)	2,019,036		10.6%
5% Stockholders:
Artisan Partners Limited Partnership	2,240,600	(13)	12.2%
Trivium Capital Management, LLC	1,258,019	(14)	6.9%
AXA Financial, Inc.	1,179,515	(15)	6.4%
FMR Corp.	1,013,900	(16)	5.5%
T. Rowe Price Associates, Inc.	954,660	(17)	5.2%

*	Less than 1%

(1)	Unless otherwise indicated, all persons listed can be reached at our company offices at 18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida 33764, and have sole voting and investment power over their shares unless otherwise indicated.

(2)	The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to stock options that may be exercised and restricted stock that may vest within 60 days after January 4, 2008. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)	Includes 258,640 shares of common stock issuable upon the exercise of stock options. Amount excludes (i) 226,000 shares of common stock issuable upon vesting of restricted stock units and (ii) 70,000 shares of common stock issuable upon exercise of unvested stock options.

(4)	Includes (a) 50,000 shares of restricted stock subject to vesting, and (b) 182,041 shares of common stock issuable upon the exercise of stock options. Amount excludes (i) 54,000 shares of common stock issuable upon vesting of restricted stock units and (ii) 42,000 shares of common stock issuable upon exercise of unvested stock options.

(5)	Includes (a) 37,000 shares of restricted stock subject to vesting; (b) 9,061 shares held by Mr. Russell’s spouse; (c) 1,400 shares held by Mr. Russell’s spouse as custodian for their children; and (d) 49,365 shares issuable upon the exercise of stock options. Amount excludes (i) 40,000 shares of common stock issuable upon vesting of restricted stock units and (ii) 22,000 shares of common stock issuable upon exercise of unvested stock options.

(6)	Includes (a) 24,000 shares of restricted stock subject to vesting, and (b) 21,000 shares issuable upon exercise of stock options. Amount excludes (i) 19,800 shares of common stock issuable upon vesting of restricted stock units and (ii) 19,000 shares of common stock issuable upon exercise of unvested stock options.

(7)	Includes (a) 25,000 shares of restricted stock subject to vesting; (b) 5,436 shares of common stock owned by Mr. Aisquith’s spouse; (c) 16,000 shares issuable upon exercise of stock options held by Mr. Aisquith; and (d) 1,282 shares issuable upon exercise of options held by Mr. Aisquith’s spouse. Amount excludes (i) 21,800 shares of common stock issuable upon vesting of restricted stock units, (ii) 16,500 shares of common stock issuable upon exercise of unvested stock options held by Mr. Aisquith; and (iii) 1,500 shares of common stock issuable upon exercise of stock options held by Mr. Aisquith’s spouse.

(8)	Includes 22,500 shares issuable upon the exercise of stock options, but excludes 10,000 shares of common stock issuable upon exercise of unvested stock options.

(9)	Includes 39,500 shares issuable upon the exercise of stock options, but excludes 10,000 shares of common stock issuable upon exercise of unvested stock options.

(10)	Includes 24,000 shares issuable upon the exercise of stock options, but excludes 5,500 shares of common stock issuable upon exercise of unvested stock options.

(11)	Includes 13,000 shares issuable upon the exercise of stock options, but excludes 8,500 shares of common stock issuable upon exercise of unvested stock options.

(12)	Includes 56,500 shares issuable upon the exercise of stock options, but excludes 11,500 shares of common stock issuable upon exercise of unvested stock options.

(13)	Represents an aggregate of 2,240,600 shares of common stock beneficially owned by Artisan Partners, an investment adviser on behalf of its discretionary clients. Artisan Investment Corporation is the general partner of Artisan Partners, and ZFIC, Inc. is the sole stockholder of Artisan Investment Corporation. Artisan Partners has shared voting power over 1,934,500 of such shares and shared dispositive power over all such shares. Artisan Funds, Inc. has shared voting and shared dispositive power over 1,232,200 of such shares. Andrew A. Ziegler and Carlene M. Ziegler are the principal stockholders of ZFIC, Inc. and in such capacities are deemed to have shared voting power over 1,934,500 of such shares and shared dispositive power over all such shares. The address of Artisan Partners, Artisan Investment Corporation, Artisan Funds, Inc., and Mr. and Ms. Ziegler is 875 East Wisconsin Ave., Suite 800, Milwaukee, Wisconsin 53202.

(14)	Represents an aggregate of 1,258,019 shares of common stock beneficially owned by Trivium Capital Management, LLC, in its capacity as investment advisor on behalf of its clients. Trivium Capital Management has shared voting power over 1,217,025 of such shares and shared dispositive power over all such shares. Trivium Offshore Fund, Ltd. beneficially owns 977,378 of such shares, over which Trivium Offshare Fund, Ltd. has shared voting and dispositive power. The address of Trivium Capital Management is 600 Lexington Avenue, 23rd Floor, New York, NY 10022.

(15)	Represents 1,179,515 shares of common stock beneficially owned by AXA Financial, Inc. AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA which are all wholly owned subsidiaries of AXA Financial, Inc. and are beneficial owners of 1,179,515 shares. Alliance Bernstein LP has sole power to vote or to direct the vote of 960,055 of such shares and the sole power to dispose or to direct the disposition of 1,039,475 of such shares. AXA Equitable Life Insurance Company has sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of 140,040 of such shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(16)	Represents 1,013,900 shares of common stock beneficially owned by FMR Corp. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,013,900 of such shares as a result of its serving as investment manager of institutional accounts. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and a registered investment advisor beneficially owns 1,013,900 of such shares as a result of acting as investment advisor to various investment companies. Edward C. Johnson III and FMR Corp. each have sole power to dispose of the 1,013,900 shares owned by the Fidelity Funds. Neither FMR Corp., nor Edward C. Johnson III as Chairman of FMR Corp. has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds’ board of trustees. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(17)	Represents 954,660 shares of common stock beneficially owned by T. Rowe Price Associates, Inc. in its capacity as investment advisor on behalf of its clients. T. Rowe Price Associates has sole voting power over 127,200 of such shares and sole dispositive power over all of such shares. The address of T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, an independent registered certified public accounting firm, has audited the financial statements of our company for the fiscal years ended September 30, 2005, 2006 and 2007. We have appointed Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending September 30, 2008. The board of directors anticipates that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our company for the fiscal years ended September 30, 2006 and 2007 by Ernst & Young LLP, are as follows:

	2006	2007

Audit Fees	$770,636	$770,516
Audit-Related Fees	$21,830	$1,500
Tax Fees	$7,500	$284,074
All Other Fees	$—	$—

Fees for audit services include fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting, the reviews of our quarterly reports and other filings with the SEC. Audit-related fees principally included an employee benefit plan audit during 2006. Tax fees included tax compliance and tax planning services.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Ernst & Young LLP described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending September 30, 2008 must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. To be timely under these procedures, notice of such nomination or business related to our 2009 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than October 31, 2008 and no later than November 30, 2008 if our 2009 Annual Meeting of Stockholders is held on a day that is between January 29, 2009 and May 8, 2009; or (b) if the annual meeting is to be held on another date, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2009, except in circumstances where (i) we receive notice of the proposed matter no later than November 30, 2008, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

Dated: January 15, 2008

APPENDIX A

MarineMax, Inc.
2008 Employee Stock Purchase Plan

ARTICLE I

PURPOSE

1.1  Name.  This Stock Purchase Plan shall be known as the MarineMax 2008 Employee Stock Purchase Plan (the “Plan”).

1.2  Purpose.  The Plan is intended to provide a method whereby employees of MarineMax, Inc., a Delaware corporation (the “Company”), and one or more of its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

1.3  Qualification.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

2.1  Base Pay.  “Base Pay” shall mean all annual cash compensation received by an Employee. If any Offering is a six-month Offering, the Base Pay shall be divided by one-half.

2.2  Code.  “Code” shall mean the Internal Revenue Code, as amended.

2.3  Closing Price.  “Closing Price” shall have the meaning set forth in Section 6.2.

2.4  Committee.  “Committee” shall have the meaning set forth in Section 11.1.

2.5  Employee.  “Employee” shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.6  Offering.  “Offering” shall have the meaning set forth in Section 4.1.

2.7  Offering Commencement Date.  “Offering Commencement Date” shall have the meaning set forth in Section 4.1.

2.8  Offering Termination Date.  “Offering Termination Date” shall have the meaning set forth in Section 4.1.

2.9  Option.  “Option” shall have the meaning set forth in Section 6.1.

2.10  Option Price.  “Option Price” shall have the meaning set forth in Section 6.2.

2.11  Participating Company.  “Participating Company” shall mean the Company and such Subsidiary Corporations as may be designated from time to time by the Board of Directors of the Company.

2.12  Participant.  “Participant” shall have the meaning set forth in Section 3.4.

2.13  Participation Amount.  “Participation Amount” shall have the meaning set forth in Section 5.1.

2.14  Stock.  “Stock” shall mean the Common Stock of the Company, par value one-tenth of one cent ($.001 per share).

2.15  Subsidiary Corporation.  “Subsidiary Corporation” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Code Section 424.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1  Initial Eligibility.  Any Employee who shall have completed one year of continuous employment with a Participating Company and is employed by a Participating Company on the date such Employee’s participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan that commence on or after such one-year employment period has concluded. Any corporation that becomes a Subsidiary Corporation after the initial Offering Commencement Date shall become a Participating Company only upon the decision of the Board of Directors of the Company to designate such Subsidiary Corporation as a Participating Company and to extend the benefits of the Plan to its eligible Employees.

3.2  Leave of Absence.  For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by a Participating Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any Option.

3.3  Restrictions on Participation.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

(a) if, immediately after the grant, such Employee would own Stock, and/or hold outstanding Options to purchase Stock, possessing five percent or more of the total combined voting power or value of all classes of Stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining Stock ownership of any Employee); or

(b) which permits such Employee’s rights to purchase Stock under all employee stock purchase plans of the Company and all Participating Companies to accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.4  Commencement of Participation.  An eligible Employee may become a participant (“Participant”) by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms with the designated office of the Company prior to the Offering Commencement Date for the next scheduled Offering. Payroll deductions for a Participant shall commence on the next scheduled Offering Commencement Date when such Participant’s authorization for a payroll deduction becomes effective and shall continue in effect for the term of this Plan, except to the extent such payroll deduction is changed in accordance with this Section 3.4 or terminated in accordance with Article 8. Subject to Section 5.4, a Participant may, at any time, increase or decrease the rate of, or cease, the Participant’s payroll deductions by filing the appropriate form with the designated office of the Company and such change shall become effective as of the next applicable Offering Commencement Date.

ARTICLE IV

OFFERINGS

4.1  Annual Offerings.  The Plan will be implemented by up to ten annual offerings (“Offerings”) of the Company’s Stock beginning on the 1st day of October in each of the years 2008 through 2017, with each Offering terminating on September 30 of the next year; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing respectively, on October 1 and April 1, and terminating six months thereafter. As used in the Plan, “Offering Commencement Date” means the October 1 or April 1, as the case may be, on which the particular Offering begins and “Offering Termination Date” means the March 31 or September 30, as the case may be, on which the particular Offering terminates. Any decision of the Committee to adjust the number of shares of Stock in an Offering must be made prior to the Offering Commencement Date of that Offering.

ARTICLE V

PAYROLL DEDUCTIONS

5.1  Percentage of Participation.  At the time an Employee files authorization for payroll deductions and becomes a Participant in the Plan, the Employee shall elect to have deductions made from the Employee’s pay on each payday during the time the Employee is a Participant in an Offering. Such deductions shall be an amount equal to the Employee’s Participation Amount divided by the number of payroll periods occurring during the Offering. An Employee’s “Participation Amount” shall equal the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent (as elected by the Employee) times such Employee’s Base Pay in effect at the Offering Commencement Date of such Offering; provided, however, that prior to any Offering Commencement Date, the Committee shall have the discretion to limit deductions to less than 10 percent (but no less than 5 percent) for any Offering.

5.2  Calculation of Base Pay.  An Employee’s Base Pay as of an Offering Commencement Date and whether an Employee is “part-time” shall be determined in the discretion of the Committee based on the provisions of this Plan. In calculating an Employee’s normal weekly rate of pay under this Section 5.2, retroactive adjustments occurring during an Offering that are retroactive to the last day prior to the Offering Commencement Date of that particular Offering shall be taken into account. In addition, if an Employee’s Base Pay includes commissions, the Committee may set such Employee’s Base Pay based upon commission averages and standards as determined in the discretion of the Committee.

5.3  Participant’s Account.  All payroll deductions made for a Participant pursuant to this Article 5 shall be credited to such Participant’s account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.5.

5.4  Changes in Payroll Deductions.  A Participant may discontinue participation in the Plan as provided in Article 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of such Participant’s payroll deductions for that Offering.

5.5  Leave of Absence.  If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in such Participant’s account pursuant to Section 8.1 hereof, or (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Participating Company to such Participant are insufficient to meet such Participant’s authorized Plan deductions.

ARTICLE VI

GRANTING OF OPTION

6.1  Number of Option Shares.  On each Offering Commencement Date, a Participant shall be deemed to have been granted an option (“Option”) to purchase a maximum number of shares of Stock equal to the Participation Amount with respect to such Participant, divided by the Option Price, determined as provided in Section 6.2 hereof.

6.2  Option Price.  The “Option Price” of Stock for each Offering shall be the lower of (a) 85% of the Closing Price of the Stock on the Offering Commencement Date, or (b) 85% of the Closing Price of the Stock on the Offering Termination Date. The “Closing Price” of the Stock as to a particular day shall be the closing price of the Stock as reported for such day in the Wall Street Journal or in such other source as the Committee deems reliable. If the Stock is not traded on the New York Stock Exchange or other principal exchange or market on which it is authorized or listed for trading on the Offering Commencement Date and/or Offering Termination Date, as the case may be, the Closing Price for the Stock as to either of such dates on which such trading did not occur shall be the Closing Price on the nearest prior business day on which trading did occur.

ARTICLE VII

EXERCISE OF OPTION

7.1  Automatic Exercise.  Unless a Participant gives written notice to the Company as hereinafter provided, such Participant’s Option for the purchase of Stock granted under Section 6.1 hereof will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in such Participant’s account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Section 6.1 hereof).

7.2  Fractional Shares.  Fractional shares will not be issued under the Plan and any accumulated payroll deductions that would have been used to purchase fractional shares will be, at the option of the Committee, either (a) returned (without interest) to the Participant promptly following the termination of an Offering, or (b) added to the Participation Amount for such Participant and held for the purchase of Stock in connection with the next Offering; provided, however, that such amount (without interest) shall be refunded to any Participant who provides the Company with a written request for a refund prior to the use of such amount to purchase Stock at the end of the next Offering.

7.3  Transferability of Option.  During a Participant’s lifetime, Options held by such Participant shall be exercisable only by such Participant.

7.4  Delivery of Stock.  As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of such Participant’s Option. All Stock delivered to each Participant will contain a restriction stating that such Stock is restricted from being transferred for a period of one year from the date of issuance unless the Committee otherwise consents. The Committee may withhold its consent to any such transfer in its absolute and sole discretion. Any transfer in violation of the legend placed on each such stock certificate shall be void ab initio. In no event, however, shall Stock be forfeited for violation of the transfer restriction.

ARTICLE VIII

WITHDRAWAL

8.1  In General.  At any time prior to the last five days of an Offering, a Participant may withdraw payroll deductions credited to such Participant’s account under the Plan by giving written notice to the designated office of the Company, which withdrawal notice shall be in form and substance as decided by the Committee. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to the Participant promptly after receipt of such Participant’s notice of withdrawal, and no further payroll deductions will be made from the Participant’s pay during such Offering or during any subsequent Offering unless the Participant re-enrolls as provided in Section 8.2 hereof. The Company may, at its option, treat any attempt by a Participant to borrow on the security of such Participant’s accumulated payroll deductions as an election to withdraw such deductions.

8.2  Effect on Subsequent Participation.  An Employee’s withdrawal from any Offering will not have any effect upon such Employee’s eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company. In order to be eligible for a subsequent Offering; however, an Employee who has withdrawn from an Offering must satisfy the requirements of Section 3.4 hereof prior to the Offering Commencement Date of such subsequent Offering.

8.3  Termination of Employment.  Upon termination of a Participant’s employment for any reason, including retirement (but excluding death or permanent disablement while in the employ of a Participating Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to such Participant’s account will be returned to the Participant, or, in the case of the Participant’s death subsequent to the termination of such Participant’s employment, to the person or persons entitled thereto under Section 12.1 hereof.

8.4  Termination of Employment Due to Death.  Upon termination of a Participant’s employment because of death or permanent disablement, the Participant or Participant’s beneficiary (as defined in Section 12.1 hereof)

shall have the right to elect, by written notice given to the designated office of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the termination of the Participant’s employment, either:

(a) to withdraw all of the payroll deductions credited to the Participant’s account under the Plan; or

(b) to exercise the Participant’s Option on the next Offering Termination Date and purchase the number of full shares of Stock that the accumulated payroll deductions in the Participant’s account at the date of the Participant’s cessation of employment will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the designated office of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant’s Option.

8.5  Leave of Absence.  A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 5.5 hereof, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence, or (b) three months after the 90th day of such leave of absence, such Participant’s participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX

INTEREST

9.1  Payment of Interest.  No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant, including any interest paid on any and all money which is distributed to a Participant or such Participant’s beneficiary pursuant to the provisions of Sections 7.2, 8.1, 8.3, 8.4 and 10.1 hereof.

ARTICLE X

STOCK

10.1  Maximum Shares.  The maximum number of shares of Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 hereof, shall be 500,000 shares plus the number of shares reserved for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “1998 Plan”) that are not purchased as of the expiration date of the 1998 Plan. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to such Participant as promptly as possible.

10.2  Participant’s Interest in Option Stock.  A Participant will have no interest in Stock covered by such Participant’s Option until such Option has been exercised.

10.3  Issuance of Shares.  The shares issued upon the exercise of any such Option may be, as the Committee may from time to time determine: (i) unissued shares of Stock, (ii) shares of Stock now held as treasury shares; or (iii) shares of Stock subsequently acquired by the Company, including, without limitation, shares of Stock purchased in the open market by the Company.

10.4  Registration of Stock.  Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the designated office of the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and the Participant’s spouse, in the form and manner permitted by applicable law.

10.5  Restrictions on Exercise.  The Board of Directors may, in its discretion, require as conditions to the exercise of any Option that the shares of Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange or other principal exchange or market on which the Common Stock is authorized or listed for trading, and that either:

(a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

(b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI

ADMINISTRATION

11.1  Appointment of Committee.  The Board of Directors shall appoint a committee (“Committee”) to administer the Plan, which shall consist of no fewer than two (2) members of the Board of Directors. Members of the Committee who are Employees shall be eligible to purchase Stock under the Plan.

11.2  Authority of Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination regarding the foregoing matters shall be conclusive. The Committee may delegate its authority as it deems necessary or appropriate.

11.3  Rules Governing Administration of the Committee.  The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE XII

MISCELLANEOUS

12.1  Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Stock and/or cash that such Participant would be entitled to under the Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the designated office of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

12.2  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to an Option granted under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

12.3  Use of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.4  Adjustment Upon Changes in Capitalization.

(a) If, while any Options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or type of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split (whether or not effected in the form of a stock dividend), reverse stock split or similar transaction, equitable and proportionate adjustments shall be made by the Committee in the number and/or type of shares of Stock that are subject to purchase under outstanding Options and to the Option Price applicable to such outstanding Options. In addition, in any such event, the number and/or type of shares of Stock which may be offered in the Offerings described in Article 4 hereof shall also be proportionately adjusted.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the assets or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

12.5  Amendment and Termination.  The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided; however, that the Board of Directors shall not, without the approval of the stockholders of the Company (a) increase the maximum number of shares that may be issued under the Plan (except pursuant to Section 12.4 hereof); or (b) amend the requirements as to the class of Employees eligible to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then holding an Option under the Plan to purchase stock, adversely affect the rights of such Participant under such Option.

12.6  No Employment Rights.  The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by any Participating Company, and it shall not be deemed to interfere in any way with any Participating Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

12.7  Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

12.8  Governing Law.  The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

MARINEMAX, INC.
18167 US 19N
SUITE 300
CLEARWATER, FL 33764
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MARINEMAX, INC.

Vote On Director

1.	ELECTION OF DIRECTOR:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01) Michael H. McLamb

		☐	☐	☐

Vote On Proposal		For	Against	Abstain

2.	APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN:	☐	☐	☐

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

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For address changes and/or comments, please check this box and write them on the back where indicated.			☐
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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
MARINEMAX, INC.
February 28, 2008
Please date, sign and mail your proxy card in the
envelope provided as soon as possible.
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This Proxy is Solicited on Behalf of the Board of Directors
MARINEMAX, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
          The undersigned stockholder of MARINEMAX, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated January 15, 2008, and hereby appoints William H. McGill Jr. and Michael H. McLamb and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of MARINEMAX, INC., to be held on Thursday, February 28, 2008, at 8:00 a.m., local time, at 18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.
FOR EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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